HENDERSON GLOBAL FUNDS

                             SUBSCRIPTION AGREEMENT


         1. Share Subscription. The undersigned hereby agrees to purchase from Henderson Global Funds (the "Trust"), which is a series type mutual fund, 22,500 Class A shares of beneficial interest and 2,500 Class C shares of beneficial interest of the Henderson Global Equity Income Fund and 60,000 Class A shares of beneficial interest and 5,000 Class C shares of beneficial interest of the Henderson Global Opportunities Fund (together with the Henderson Global Equity Income Fund, the "Funds") (each a "Share" and collectively the "Shares") at a purchase price of $10.00 per share, on the terms and conditions set forth herein and in the preliminary Prospectus described below. The undersigned hereby tenders $900,000 for the aggregate purchase price of the Shares.

         The undersigned understands that the Trust has filed a post-effective amendment to the Registration Statement (No. 333-62270) on Form N-1A with the Securities and Exchange Commission, which contains the preliminary Prospectus describing the Trust, the Funds and the Shares. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the preliminary Prospectus.

         The undersigned recognizes that the Funds will not be fully operational until such time as they commence the offering of their Shares. Accordingly, a number of features of the Funds described in the preliminary Prospectus, including, without limitation, the declaration and payment of dividends and redemptions of Shares upon request of shareholders, are not, in fact, in existence at the present time and will not be instituted until the Trust's post-effective amendment to the Registration Statement on Form N-1A is effective.

         2. Representations and Warranties. The undersigned hereby represents and warrants as follows:

                  a. It is aware that no federal or state agency has made any findings or determination as to the fairness for investment, nor any recommendations or endorsement, of the Shares;

                  b. It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it, in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

                  c. It recognizes that the Funds have only recently been organized and have no financial or operating history and, further, that investment in the Funds involves certain risks, and it has taken full cognizance of and understands all of the risks related to the purchase of the Shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;

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                  d. It is purchasing the Shares for its own account, for
         investment, and not with any intention of redemption, distribution, or resale of the Shares, either in whole or in part;

                  e. It will not sell the Shares purchased by it without registration of the Shares under the Securities Act of 1933 or exemption therefrom;

                  f. It has been furnished with, and has carefully read, this Agreement and the preliminary Prospectus and such material documents relating to the Trust and the Funds as it has requested and as have been provided to it by the Trust; and

                  g. It has also had the opportunity to ask questions of, and receive answers from, the Trust concerning the Trust and the Funds and the terms of the offering.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of November 30, 2006.

                                                      HENDERSON GLOBAL INVESTORS
                                                      (NORTH AMERICA) INC.

                                                      /s/ Chris Yarbrough
                                                      -------------------
                                                      Name: Chris Yarbrough
                                                      Title: Corporate Secretary


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